EXHIBIT 99.2

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Micro Engineering, Inc.

Opinion

We have audited the financial statements of Micro Engineering, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”).  Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report.  We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion.  Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.  The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.  Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Whitley Penn LLP

Fort Worth, Texas

December 12, 2023

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MICRO ENGINEERING, INC.
BALANCE SHEETS
AS OF JUNE 30, 2023 (unaudited), DECEMBER 31, 2022 AND DECEMBER 31, 2021
(in thousands, except for share and per share amounts)

	June 30, 2023	December 31, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$338	$521	$870
Accounts receivable	987	580	680
Inventories	2,164	2,389	1,339
Other Assets	448	30	51
TOTAL CURRENT ASSETS	3,937	3,520	2,940

Property, plant and equipment, net	110	105	122
Other assets, non-current	-	272	314
TOTAL ASSETS	$4,047	$3,897	$3,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$43	$204	$198
Income tax payable	82	95	135
Accrued expenses and other current liabilities	115	78	84
TOTAL CURRENT LIABILITIES	240	377	417

Paycheck Protection Program loan, net of current portion	-	-	365
Deferred tax liability	103	103	125
TOTAL LIABILITIES	343	480	907

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 100,000 shares, 85,000 shares outstanding at June 30, 2023 (unaudited) and December 31, 2022 and December 31, 2021, respectively	-	-	-
Additional paid-in capital	1	1	1
Retained Earnings	3,703	3,416	2,468
TOTAL STOCKHOLDERS’ EQUITY	3,704	3,417	2,469
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,047	$3,897	$3,376

The accompanying notes are an integral part of the financial statements.

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MICRO ENGINEERING, INC.
STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2023 (unaudited) AND
FOR THE YEARS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021
(in thousands, except for share and per share amounts)

	For The Six Months ended	For The Year ended	For The Year ended
	June 30, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Net sales	$2,795	$5,930	$5,552
Cost of sales	1,463	2,704	2,637

Gross profit	1,332	3,226	2,915

Selling, general and administrative expenses	825	1,828	1,744

Operating income	507	1,398	1,171

Other income
Interest income	2	3	3
Gain on forgiveness of debt	-	365	365
Total other income	2	368	368

Net income before income taxes	$509	$1,766	$1,539
Income taxes, net	127	361	267
Net income	$382	$1,405	$1,272

Net income per common share - basic and diluted	$4.49	$16.53	$14.96

Weighted average shares outstanding - basic and diluted	85,000	85,000	85,000

The accompanying notes are an integral part of the financial statements.

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MICRO ENGINEERING, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2023 (unaudited), AND
FOR THE YEARS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021
(in thousands, except for share and per share amounts)

	Common Stock		Additional
	Number		Paid-in	Retained
	of Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2020	85,000	$-	$1	$2,019	$2,020
Dividends	-	-	-	(823)	(823)
Net income	-	-	-	1,272	1,272
Balance, December 31, 2021	85,000	$-	$1	$2,468	$2,469

Dividends	-	-	-	(457)	(457)
Net income	-	-	-	1,405	1,405
Balance, December 31, 2022	85,000	$-	$1	$3,416	$3,417

Dividends	-	-	-	(95)	(95)
Net income	-	-	-	382	382
Balance, June 30, 2023 (unaudited)	85,000	$-	$1	$3,703	$3,704

The accompanying notes are an integral part of the financial statements.

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MICRO ENGINEERING, INC.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2023 (unaudited) AND FOR THE YEARS ENDED DECEMBER 31, 2022 AND DECEMBER 31, 2021
(in thousands)

	For The Six Months ended June 30, 2023	For The Year ended 2022	For The Year ended 2021
	(unaudited)
Net income	$382	$1,405	$1,272
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7	17	20
Gain on forgiveness of debt	-	(365)	(365)
Deferred tax expense (benefit)	-	(22)	(20)
Changes in Operating Assets and Liabilities:
Accounts receivable	(407)	100	(113)
Inventories	225	(1,050)	(414)
Other assets	(146)	63	179
Accounts payable	(161)	6	170
Income tax payable	(13)	(40)	49
Accrued expenses, other current liabilities	37	(6)	(14)
Net cash provided by (used in) operating activities	(76)	108	764

Investing activities
Purchases of property and equipment	(12)	-	(5)
Net cash used in investing activities	(12)	-	(5)

Financing activities
Payments on line of credit	-	-	(5)
Proceeds from Paycheck Protection Program loan	-	-	365
Dividends on common stock	(95)	(457)	(823)
Net cash provided by (used in) financing activities	(95)	(457)	(463)

Net increase (decrease) in cash and cash equivalents	(183)	(349)	296
Cash and cash equivalents - beginning of the year	521	870	574
Cash and cash equivalents - end of period	$338	$521	$870

Supplemental disclosures of cash flow data
Income taxes paid	$172	$291	$138

 The accompanying notes are an integral part of the financial statements.

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MICRO ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION

Nature of Operations and Activities

Micro Engineering Inc. (“MEI” or “The Company” or “us”) specializes in solving design layout and manufacturing challenges for electronic components while maximizing efficiency and keeping flexibility to meet unique customer needs.  Since 1980, the MEI team has been dedicated to overcoming obstacles to provide cost efficient and rapid results.  MEI specializes in low to mid volume projects that require engineering dedication, quality systems and efficient manufacturing.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The financial statements are prepared in accordance with U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable. The Company could have reasonably used different accounting estimates.

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits and money market accounts.  The Company considers any short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents.

Accounts Receivable

Accounts receivable consists of unsecured credit extended to the Company’s customers in the ordinary course of business.  The Company reserves for any amounts deemed to be uncollectible based on past collection experiences and an analysis of outstanding balances using an allowance amount.  The allowance amount was $0 as of June 30, 2023 (unaudited),  December 31, 2022, and December 31, 2021.  Accounts receivable as of December 31, 2020 was $567,241.

Shipping and Handling

Shipping and handling costs billed to customers are recorded in net sales.  Shipping costs incurred by the Company are recorded in cost of sales.

Inventories

Inventories are stated at the lower of cost and net realizable value.  Cost is determined using the “first-in, first-out” (“FIFO”) method.  The Company buys raw material only to fill customer orders.  Excess raw material is created only when a vendor imposes a minimum quantity buy in excess of actual requirements.  Such excess material will usually be utilized to meet the requirements of the customer’s subsequent orders.  If there are no subsequent orders, excess material is fully reserved.  Any inventory item once designated as reserved is carried at zero value in all subsequent valuation activities.

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The Company’s inventory valuation policy is as follows:

Raw material /Work in process:	All material is valued at the lower of its acquisition cost or net realizable value. All material not allocated to a specific order is fully reserved for.

Finished goods:	All finished goods with firm orders for later delivery are valued (material and labor) at the lower of cost or net realizable value. All finished goods with no orders are fully reserved.

Direct labor costs:

Direct labor costs are allocated to finished goods and work in process inventory based on engineering estimates of the amount of man-hours required from the different direct labor departments to bring each device to its particular level of completion. Manufacturing overhead costs are expensed as incurred.

Property, Plant, and Equipment

Property, plant, and equipment is recorded at cost.  Major renewals and improvements are capitalized, while maintenance and repairs that do not extend their expected life are expensed as incurred.  Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets.  Leasehold improvements are amortized over the lives of the related assets:

Leasehold Improvements	20-39 years
Furniture and Fixtures	5-7 years
Office Equipment	3-7 years
Machinery and Equipment	5-7 years

Impairment of Long-Lived Assets

Potential impairments of long-lived assets are reviewed annually or when events and circumstances warrant an earlier review.  In accordance with Accounting Standards Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.  No impairment losses were incurred during the six months ended June 30, 2023 (unaudited), and the years ended 2022 and 2021.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and account receivables.  The Company places its cash with high credit quality institutions.  At times, such amounts may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on the accounts.  As of June 30, 2023 (unaudited), December 31, 2022, and December 31, 2021, all non-interest bearing checking accounts were FDIC insured to a limit of $250,000. Deposits in excess of FDIC insured limits were approximately $0 at June 30, 2023, December 31, 2022, and December 31, 2021, respectively.  With respect to the account receivables, most of the Company’s products are custom made pursuant to contract. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains allowances for potential credit losses.  Actual losses and allowances have historically been within management’s expectations.

Revenue Recognition

The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, the Company applied the following steps:

1. Identify the contract(s) with a customer.

The Company designs, manufactures and distributes various types of electronic components. The Company’s products are used as components and assemblies in medical and aerospace.

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The Company’s revenues are from contracts and/or purchase orders associated with manufacture of electronic products with customers. We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

2. Identify the performance obligations in the contract.

The majority of the Company’s purchase orders or contracts with customers contain a single performance obligation, the sale of electronic products. This performance obligation is satisfied when control of the product is transferred to the customer, which occurs upon shipment or delivery. The Company receives purchase orders for products to be delivered over multiple dates that may extend across reporting periods. This performance obligation is satisfied when control of the product is transferred to the customer, which occurs upon shipment or delivery.

3. Determine the transaction price.

The transaction price reflects the Company’s expectations about the consideration it will be entitled to receive from the customer at a fixed price per unit shipped per the contract or purchase order with the customer.

4. Allocate the transaction price to the performance obligations in the contract.

The Company transaction price is the fixed price per unit times quantity per each delivery upon shipment.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company invoices for each delivery upon shipment and recognizes revenues at the fixed price for each distinct product delivered when transfer of control has occurred.

In addition, the Company may have a contract or purchase order to provide a non-recurring engineering service to a customer. These contracts are reviewed and performance obligation is determined and revenue recognized upon terms and conditions of the contract from the customer.

The Company reviews the following flow on all contracts with customers to determine when control transfer for over time or point in time revenue recognition.

The Company may also have deferred revenue liabilities which represents prepayments from customers and will be recognized as revenue when the performance obligations are meet per the terms of the contract. There was no deferred revenue as of June 30, 2023 (unaudited), December 31, 2022, December 31, 2021, and December 31, 2020.

Related Party Transactions

The Company currently rents its facility on a month-to-month basis from Mr. LaForest, the Company’s President and largest stockholder.  For 2022 and 2021, the Company paid $127,800 in rent.  The son of Mr. LaForest provided maintenance services in the amount of $5,000 in 2022 and in 2021.  The daughter-in-law of Mr. LaForest provided cleaning services in the amount of $7,750 in 2022 and in 2021.  In addition, the company made a loan to Mr. LaForest in the amount of $250,000 in 2018 at an interest rate of 2%.  During 2022, Mr. LaForest repaid $51,145 in principal and paid $1,168 in interest.   During 2021, Mr. LaForest paid $200,398 in principal and $2,185 in interest, which included an additional loan of $150,000 borrowed on December 28, 2020, and repaid on January 15, 2021.  The loan was paid off in August 2023. The loan to stockholder was included in other assets on the accompanying balance sheets.  At December 31, 2021, $51,415 was in current other assets, and $30,470 was in non-current other assets.  At December 31, 2022, $30,470 was in current other assets and $0 in non-current other assets.  At June 30, 2023 (unaudited), $4,375 was in current other assets, and $0 in non-current other assets.

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Income Taxes

Income taxes are accounted for under the asset and liability method of ASC 740-10, “Income Taxes”.  Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date.  Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance.

The Company accounts for the uncertainty in income taxes in accordance with ASC 740-10 and evaluates its tax positions utilizing a two-step process.  The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination based on the technical merits of the position.  The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement and recognizing that amount in the financial statements.

Net Income Per Common Share

Net income/loss per common share is presented in accordance with ASC 260-10 “Earnings per Share.”  Basic earnings per common share are computed using the weighted average number of common shares outstanding during the period.  Diluted earnings per common share incorporate the incremental shares issuable upon the assumed exercise of stock options to the extent they are not anti-dilutive using the treasury stock method.  The Company had no potentially dilutive securities outstanding during the six months ended June 30, 2023 (unaudited), and the years ended December 31, 2022 and 2021, therefore there is no effect from dilution on earnings per share.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which required lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements.  The new standard established a right-of-use (ROU) model that required a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and expense recognition in the income statement. The Company adopted ASU No. 2016-02 effective January 1, 2022, using the modified retrospective method.

The Company recognizes right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. The Company excludes short-term leases having initial terms of 12 months or less from Topic 842 as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. The lease on its current facility is month-to-month therefore no right of use asset or liability is recorded.

NOTE 3. INVENTORY

in 000’s	June 30, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Raw Materials	$1,166	$1,714	$907
Work-In-Process	82	194	5
Finished Goods	916	481	427
Totals	$2,164	$2,389	$1,339

NOTE 4. PROPERTY, PLANT & EQUIPMENT, NET

in 000’s	June 30, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Leasehold Improvements	$147	$147	$147
Furniture and Fixtures	21	21	24
Office Equipment	85	85	85
Machinery and Equipment	1,021	1,009	1,009
Subtotal	1,274	1,262	1,265
Less: Accumulated Depreciation and Amortization	(1,164)	(1,157)	(1,143)
Net Property, Plant and Equipment	$110	$105	$122

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NOTE 5. INCOME TAXES

Net income tax expense reflects the net tax effects of temporary differences in the recognition of revenue and expenses for tax and financial statement purposes.  Components of the Company’s net income tax expense consisted of the following for the six months ended June 30, 2023 (unaudited) and the years ended December 31, 2022 and 2021:

in 000’s	June 30, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Current	$127	$383	$288
Deferred	-	(22)	(21)
Income tax expense, net	$127	$361	$267

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used from income tax purposes. The primary components of the deferred tax assets (liabilities) were as follows for the six months ended June 30, 2023 (unaudited) and the years ended December 31, 2022 and 2021:

in 000’s	June 30, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Deferred tax assets:
Property and equipment	$(7)	$(7)	$(10)
Accounts receivable	(148)	(148)	(162)
Accounts payable	52	52	47
Total deferred tax assets	$(103)	$(103)	$(125)

NOTE 6. PAYCHECK PROTECTION PROGRAM LOAN

In April 2020, the Company received loan proceeds of $365,300 under the Paycheck Protection Program (the “PPP Loan”).  The Paycheck Protection Program (“PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The PPP Loan to the Company was made through Seacoast Bank.  The PPP Loan was scheduled to mature in 2022 and bore interest at a rate of 1% per annum.  Payments of principal and interest on the loan were initially deferred until November 2020, and based on applying for forgiveness the deferral was extended through October 2021. In 2021, the SBA notified the Company’s bank that the Company’s application for complete forgiveness of its 2020 PPP loan was approved.

In 2021, the Company received loan proceeds of $365,335 under PPP.  The PPP Loan to the Company was made through Seacoast Bank.  The PPP Loan was scheduled to mature in 2023 and bore interest at a rate of 1% per annum.  Payments of principal and interest on the loan were initially deferred until January 1, 2022, and based on applying for forgiveness the deferral was extended through October 31, 2022. In 2022, the SBA notified the Company’s bank that the Company’s application for complete forgiveness of its 2021 PPP loan was approved.

NOTE 7. LINE OF CREDIT

During 2021 the Company repaid a $5,000 draw on its line of credit.  No other draws were taken during 2021, 2022 or the six month period ended June 30, 2023 (unaudited).  The line of credit was through Seacoast Bank with a limit of $1 million and carried a 4.25% interest rate. The Company terminated the line of credit in November 2021.

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NOTE 8. CONCENTRATION

One customer accounted for 81%, 91%, and 90% of revenue in the six months ended June 30, 2023 (unaudited), years ended 2022 and 2021, respectively.  The same customer accounted for 98%, 89%, and 98% of accounts receivable as of June 30, 2023 (unaudited), December 31, 2022, and December 31, 2021, respectively.

NOTE 9. EMPLOYEE BENEFIT PLAN

The Company has a 401k and Profit Sharing Plan (the “Profit Sharing Plan”) in which substantially all employees may participate after three months of service. Contributions to the Profit Sharing Plan by participants are voluntary. The Profit Sharing Plan allows for matching and discretionary employer contributions. In addition, the Company may make additional contributions at its discretion. The Company contributed $27,000, $63,587 and $69,172 to the Profit Sharing Plan during the six months ended June 30, 2023 (unaudited), and the years ended December 31, 2022 and December 31, 2021, respectively.

NOTE 10. SUBESQUENT EVENT

On August 31, 2023, Solitron Devices, Inc. acquired all of the outstanding common stock of MEI, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), effective September 1, 2023. The purchase price of consisted of $3.0 million cash paid at closing. Additional earnout payments of up to 7.5% of annual revenue, or approximately $450,000 annually, would be payable over each of the next three years. The Purchase Agreement contains a provision for a “true up” of acquired working capital in excess of $3.25 million within 180 days after the closing date.

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